EXHIBIT 10.1


                                 SALE AGREEMENT

THIS  AGREEMENT  made  as  of  this  26th  day  of  June,  2001

BETWEEN:

DOUGLAS  MANLEY  PAYNE,  of  1709-89th  Street, Dawson Creek,  British Columbia,
----------------------
Canada   V1G  1A1
----

(hereinafter  called  "Payne"

OF  THE  FIRST  PART

AND:

VALEMONT  SUPPLY  LIMITED.
6779  Blackwell  Rd,  Kamloops,  British  Columbia,  Canada   V2C  6V7

(hereinafter  called  "VSI")


OF  THE  SECOND  PART

WHEREAS:

A. Payne owns the mineral claims, namely the Mica Mineral Claims, situated in the Cariboo Mining Division in the Province of British Columbia referred to herein as the "Mica Claims", the particular of which make up Appendix A.

B. Payne has agreed to sell to VSI the Mica Claims for US$30.000 (Thirty Thousand) cash and a Royalty on other terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.0     DEFINITIONS

1.01 In this agreement and in all schedules attached to and made a part hereof, the following words and phrases shall have the following meanings, namely;


   (a) reference herein to the "Mica Claims" includes any mineral leases or other interests into which such mineral claims may have been converted;

   (b) "ROYALTY" means the grant by VSI to Payne as set forth in paragraph 4.01 hereof.


2.0     REPRESENTATION  AND  WARRANTIES  OF  DAEM

2.01     Payne  represents  and  warrants  to  VSI  that:

(a) he is the registered and beneficial owner of each of the Mica Claims, and that the Mica Claims were properly and legally staked, recorded and tagged in compliance with laws of the Province of British Columbia, and there are no disputes over the title, the staking or the recording of the Mica Claims.
(b) He is the holder of a valid Free Miner's Certificate issued pursuant to the laws of the Province of British Columbia and shall maintain such license in good standing for the remainder of 2001. Appendix B
(c) The Mica Claims are in good standing with the Office of the Mining Recorder, having an expiry date as per Appendix A , and are free and clear of any claims, liens, charges or encumbrances of any nature and no adverse claim or challenge against the ownership of or title to the Mica Claims has been made nor to the knowledge of Payne is there any basis therefor and there are no outstanding agreements or options to acquire or purchase the Mica Claims or any part thereof.

2.02 Payne acknowledges that the representations and warranties set forth herein form part of this agreement and are the conditions upon which the VSI has relied in entering into this Agreement, and that these representations and warranties shall survive the sales agreement for the Mica Claims hereunder by VSI.


3.0     REPRESENTATIONS  AND  WARRANTIES  OF  VSI

3.01     VSI  represents  and  warrants  to  Payne  that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, United States Of America with full power, absolute authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, all of which have been duly and validly authorized by all necessary corporate proceedings.

3.02 VSI acknowledges that the representations and warranties hereinbefore set out form a part of this Agreement and are conditions upon which Payne has relied in entering into this Agreement, and that these representations and warranties shall survive the sale of the Mica Claims hereunder to VSI


4.0     ROYALTY  PAYMENTS

4.01 VSI hereby grants to Payne the sole and exclusive right to a Royalty on the Mica produced from the Mica Claims subject to the terms of this Agreement on the following terms and conditions, namely:

(a) VSI shall pay $30,000.00 to Payne within seven days of the Acceptance Date of the sales agreement;
(b) VSI shall pay or cause to be paid $2.00 US per ton of pit run of Mica containing ore extracted from the Mica Claims, this payment constitutes a net royalty payment to Payne. This payment is to be made within 30 days of the pit run Mica leaving the Mica Claims.

(c) the price per ton will be negotiated at the end of the first five years and each five years thereafter. The price renewal will not exceed the United States of America inflation rate, nor be less than the preceding five year period.

5.0     TRANSFER  OF  CLAIMS

5.01 Upon execution of this Agreement, Payne shall deliver to the VSI a duly executed registrable BILL OF SALE ABSOLUTE.
5.02 VSI shall be entitled to at its own expense and under the terms and conditions of this Agreement have cause to direct the title of the claims to the holder of choice so long as it complies with all regulatory bodies in the involved jurisdictions in particular the Province of British Columbia and the B.C. Minerals Commission.

6.0     TERMINATION

6.01 if VSI for any reason including none payment of assessment to the B.C. Minerals Commission drops or should loose all or part of the Mica Claims (Appendix A) through any default whatsoever Payne shall have first right to obtain the MICA CLAIMS by any remedy necessary to make up the default. Notice of an intended default must be delivered on a timely bases so as to effect a cure prior to the claims going back to the Crown.
6.02 upon termination of this Agreement, VSI shall deliver to Payne such registerable transfers as are necessary to transfer to Payne all Mica Claims forming part of this Agreement.

7.0     OBLIGATIONS  OF  VSI

7.01    VSI  hereby  covenants  and  agrees;

(a) it will permit Payne or a duly authorized agent, upon reasonable prior notice to VSI, to have access to Mica Claims in order to examine ore removed by or on behalf of VSI provided, however, that neither Payne nor his agents shall interfere or obstruct the operation of VSI , its servants and agents on the Mica Claims, and further provided that Payne or its agents shall enter upon the Mica Claims at their own risk and that Payne agrees to indemnify and save VSI harmless from all loss and damage of any nature or kind whatsoever in any way referable to the entry of, or presence on, or activities of either Payne or its agents while on the Mica Claims, including, without limiting the generality of the foregoing, bodily injuries or death at any time resulting therefrom and damage to property sustained by any person or persons;
(b) to provide Payne with copies of all sales reports relating to the Mica Claims, at VSI's cost, forthwith upon any such reports being prepared.
8.0     OBLIGATION  OF  PAYNE


8.01    Payne  hereby  covenants  and  agrees  that:

(a) no use will be made of VSI or any company associated with VSI in any document or release made to Payne without the prior written approval of VSI;
(b) any information acquired by Payne relating to the Mica Claim's with a direct bearing on the Sales Agreement shall be confidential and shall not be released or communicated to any person, firm or corporation without the prior written approval of VSI.
(c) Payne will not deal, or attempt to deal the right and interest in the Mica Claims with regard to its royalty in any way that would or might affect the right of VSI.

9.0     DISPOSITION  OF  INTEREST  BY  PAYNE

9.01      If  Payne  should  receive a bona fide offer from an independent third
party  (  the                "proposed  purchaser") dealing at arm's length with
Payne to purchase all or substantially all of its Royalty interest in the Mica claims, which offer Payne desires to accept, or if Payne intends to sell all or substantially all of his Royalty interest in the Mica claims, Payne shall first offer (the offer) such interest in writing to VSI upon terms no less favorable than those offered by the proposed purchaser or intended to be offered by Payne, as the case may be. VSI has sixty (60) days accept the offer. If within a period of sixty days of the receipt of the offer VSI notifies Payne in writing that it will accept the same, Payne shall be bound to sell such interest to VSI on the terms and conditions of the offer. VSI shall in such case pay to Payne, against the receipt of an absolute transfer of clear and unencumbered title to the Royalty interest of Payne being sold. If VSI fails to notify Payne before the expiration of the time limited therefore that it will purchase the interest offered, Payne may sell and transfer such interest to the proposed purchaser at the price and on the terms and conditions specified in the offer.


10.0       NOTICE  AND  PAYMENT

     10.01 Each notice, demand or the communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in Canada addressed the party entitled to received same, or delivered to such party, at the address for such party specified on the first page thereof. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforsaid, shall be deemed conclusively to be the third day after the same shall have been so mailed except in the case of interruption of the third day after the same shall have been so mailed except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date upon which notice, demand or other communication is actually received by the addressee.

     10.02 Any party may at any time and from time to time notify any other party in writing of a change of address and the new address to which notice shall be given to thereafter until further change.

     10.03 Any payment that VSI may decide to make or cause to be made to Payne hereunder shall be deemed to have been well and truly made if a cheque payable to Payne in the appropriate amount has been delivered to the addressee hereof in accordance with the provisions of paragraph 10.01 hereof, the provisions of which shall apply, mutatis mutandis, as if such cheque was a notice given hereunder.

11.0        FURTHER  ASSURANCE

     11.01 Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of the Agreement.

12.0        ENTIRE  AGREEMENT

12.01 The parties hereto agree that the terms and conditions of this Agreement shall supersede and replace any other agreements or arrangements, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

13.0         REGULATORY  APPROVAL

     13.01 This Agreement is subject to the approval of the securities regulatory authorities having or which will have jurisdiction over the affairs of VSI.

14.0         GOVERNING  LAW

     14.01 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

15.0     ENUREMENT

     15.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their heirs, executors, administrators, successors and assigns, as the case may be.

WHEREOF IN WITNESS this Agreement has been executed as of the day and year first above written



/s/  Douglas  Payne
-------------------
DOUGLAS  MANLEY  PAYNE


THE  COMMON  SEAL  of
VALMONT  SUPPLY  LIMITED  was
C/S
Hereunto  affixed  in  the
Presence  of:


/s/  A.E.  Daem
---------------
Authorized  Signatory



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                                                                      APPENDIX A



MINERAL CLAIMS situated in the Cariboo area of the Province of British Columbia, Canada

 CLAIM                      RECORD           NO. OF           EXPIRY
 NAME                       NUMBER           UNITS            DATE
--------                  ----------        --------        ---------

Mica  1                    364971              1            20010810
Mica  2                    354972              1            20010810
Mica  3                    364973              1            20010810
Mica  6                    364976              1            20010808
Mica  7                    364977              1            20020809
Mica  8                    364978              1            20010809

T     1                    342871              1            20011219
T     2                    342872              1            20011219
T     3                    342873              1            20011219
T     4                    342874              1            20011219
T     5                    342875              1            20011219
T     6                    342876              1            20011219



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                                                                      Appendix B


Province  of  British  Columbia
Ministry  of  Energy  and  Mines
Mineral  Tenure  Act





                             FREE MINER CERTIFICATE
                                Not Transferable


                                                        Free Miner No.:   131577


     Client  :          DAEM.  ANDY  EDMUN
               1387  MINTO  CRES.
               VANCOUVER  BC  Canada   V6H  2J6



     Date  of  Issue:     2001/MAR/21

     Valid  From:         2001/JUN/01          Valid  to:     2002/MAY/31

     Issued  at:          Vancouver,  British  Columbia



                                   /s/  Scott  Stewart
                                   (signature  of  issuing  officer)


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